Exhibit 4










                      PPLUS TRUST CERTIFICATES SERIES GSC-4





                            FORM OF SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                              THE BANK OF NEW YORK,

                     as Trustee and Securities Intermediary









                             Dated as of __________



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                  SERIES SUPPLEMENT, dated as of __________ (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of November 5, 2004 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of (a) the Certificates evidencing undivided interests in the Trust and
(b) Call Rights;

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust; and

                  WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

                  Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Allocation Ratio": The ratio of the Class A Allocation to the Class B Allocation. Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be allocated between Class A
Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their pro rata interests in such Class.


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                  "Authorized Denomination": With respect to Certificates, an aggregate stated and/or notional principal amount of $1,000, as applicable.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Call Date": Any Business Day that (i) a Call Holder designates as a Call Date on or after February 15, 2011; (ii) a Call Holder designates as a Call Date before February 15, 2011 after the announcement of any redemption of the Underlying Securities or any unscheduled payment of the Underlying Securities or after receipt by the Call Holder of notice of the termination of the Trust; provided that if a Call Right is to be exercised after the announcement of any redemption of the Underlying Securities or any unscheduled payment of the Underlying Securities and prior to such redemption of the Underlying Securities or unscheduled payment, then the Call Date designated by the Call Holder must be the third Business Day prior to such redemption of the Underlying Securities or unscheduled payment; (iii) at any time is deemed a Call Date upon an acceleration of the maturity of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts when due; or
(iv) at any time in the case of a tender offer for the Underlying Securities, a Call Holder is deemed to designate as a Call Date pursuant to Section 2.02(i)(iv) of the Warrant Agreement.

                  "Call Holder": The holder of a Class A Call Right or a Class B Call Right.

                  "Call Price": The Class A Call Price and the Class B Call
Price.

                  "Call Right": The Class A Call Right and the Class B Call
Right.

                  "Certificates": All 1,080,000 Class A Certificates and all 1,080,000 Class B Certificates.

                  "Class A Allocation": The present value (discounted at the rate of 6% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid in full when due and are not accelerated or redeemed prior to their stated maturity).

                  "Class A Call Price": Means $25 per Class A Certificate being called plus any accrued and unpaid interest on each Class A Certificate being called to the Call Date. Any payments of interest on the Call Date by the Trust to the applicable Class A Certificateholder shall be excluded.

                  "Class A Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Class A Certificateholders on a Call Date some or all, of the Class A Certificates for the Class A Call Price.


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                  "Class A Certificate Account": The Certificate Account
established for the Class A Certificateholders.

                  "Class A Certificates": The Certificates issued by the Trust in a stated amount of $25 per trust certificate, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, distributions at a rate of 6% per annum on the stated amount of the Class A Certificates and a cash distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date and such other distributions as described herein.

                  "Class B Allocation": The sum of the present values (discounted at the rate of 6% per annum) of the Class B Payments (assuming, for purposes hereof, that the Underlying Securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date).

                  "Class B Call Price" means the sum of the present values, discounted at a rate of 6% per annum, of the unpaid distributions due, or to become due, in respect of the Class B Payments to be made on each Class B Certificate being called on or after the Call Date (assuming, for purposes hereof, that the Underlying Securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). Any payments of interest on the Call Date by the Trust to the applicable Class B Certificateholder shall be excluded.

                  "Class B Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Class B Certificateholders on a Call Date some or all of the Class B Certificates for the Class B Call Price.

                  "Class B Certificate Account": The Certificate Account established for the Class B Certificateholders.

                  (a) "Class B Certificates": The Certificates issued by the Trust with the right to receive, on each Distribution Date, commencing on August 15, 2006 and ending on the Final Scheduled Distribution Date, a distribution of 0.345% per annum of the aggregate notional principal amount of Class B Certificates and such other distributions as described herein.

                  "Class B Payments" will have the meaning given to it in
Section 3(d).

                  "Closing Date": March 17, 2006.

                  "Collection Period": (i) With respect to each August 15 Distribution Date, the period beginning on the day after the February 15 Distribution Date of the current year and ending on such August 15 Distribution Date, inclusive, and (ii) with respect to each February 15 Distribution Date, the period beginning on the day after the August 15 Distribution Date of the prior year and ending on such February 15 Distribution Date, inclusive, except for the August 15, 2006 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such August 15, 2006 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.


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                  "Commission": The United States Securities and Exchange
Commission.

                  "Corporate Trust Office": The office of the Trustee located at 101 Barclay Street, Floor 8E, New York, NY 10286, Attention: Corporate Trust Dealing & Trading Group; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 101 Barclay Street, Floor 8E, New York, NY 10286.

                  "Cut-off Date": March 17, 2006

                  "Delivery Certificates" has the meaning given to it in Section
2.02 of the Warrant Agreement.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date": February 15 and August 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on August 15, 2006 and ending on the Final Scheduled Distribution Date.

                  "Distribution Election": (a) If there occurs an Event of Default (as defined in the Underlying Securities Trust Agreement) on the Underlying Securities under clauses (1) or (2) of the definition in Section 1.1 of the Underlying Securities Trust Agreement, then the Trustee, upon receiving notice of such event, shall, on or immediately after the 30th day after such event, direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

                  (b) If, prior to the day on which the Market Agent sells the Underlying Securities pursuant to paragraph (a) above, there occurs (and the trustee receives notice of such occurrence) an acceleration of the maturity of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Trust Agreement, and the Underlying Securities Issuer:

                  (i) makes full payment of all amounts when due, and such
             payment exceeds the sum of (x) the aggregate stated amount of the Class A Certificates plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of 6% per year, of the unpaid payments due, or to become due, in respect of the Class B Payments to be made on the Class B Certificates on or after the date of payment (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full at their stated maturity, that such acceleration had not occurred, and that no portion thereof would have been redeemed prior to such maturity date) then all holders of outstanding Call Rights will be deemed to have exercised their Call Rights automatically, and the Trustee, upon receiving such acceleration proceeds from the Underlying Securities Issuer, shall, on the first Business


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             Day following receipt of such acceleration proceeds, distribute from such acceleration proceeds the following amounts:

                       (A) the Class A Call Price or the Class B Call Price
                  per Certificate, as applicable, shall be distributed from such payment on account of each Certificate called from the holder thereof (which holders, pursuant to Section 2.02(d) of the Warrant Agreement, shall exclude Certificateholders to whom Delivery Certificates (as defined in the Warrant Agreement) were delivered in accordance with Section 2.02(d) of the Warrant Agreement),

                       (B) for each Class A Certificate, $25.00 plus any
                  accrued and unpaid interest on such Class A Certificate to that date of payment, or, for each Class B Certificate, the sum of the present values, discounted at the rate of 6% per annum, of the unpaid distributions that were due, or to become due, in respect of the Class B Payments to be made on such Class B Certificate on or after the date of payment (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full on their stated maturity, and that such acceleration had not occurred, and that no portion thereof would have been redeemed prior to such stated maturity date), as applicable, shall be distributed from such payment on account of each Certificate held by Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement, and

                       (C) any amounts remaining shall be divided between the
                  Classes in accordance with the Allocation Ratio and each Class' portion shall be distributed pro rata among the Call Holders that are deemed to have exercised their Call Rights automatically pursuant to this clause with respect to that Class and the Certificateholders of that Class to whom Delivery Certificates were delivered in accordance with
                  Section 2.02(d) of the Warrant Agreement;

                       If the payment to be made by the Underlying Securities
                  Issuer does not exceed the threshold set forth above, the Trustee shall divide the amount of such payment between the Trust Certificate Classes in accordance with the Allocation Ratio and distribute each Class's portion of such amounts pro rata to the Trust Certificateholders of that Class.

                  (ii) makes a partial payment of all amounts when due, then the Trustee, upon receiving such payment, shall:

                       (A) immediately divide such payment between the Classes
                  in accordance with the Allocation Ratio and deposit each Class' portion of such payment into that Class' Certificate Account for distribution to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account; provided, that if the Underlying Securities Issuer places any condition, restriction or obligation on the acceptance of such partial payment including but not limited to a waiver of any right granted to a holder of the Underlying


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                  Securities, such partial payment will be rejected by the
                  Trustee and no deposit will be made into the Certificate Account,

                       (B) divide a principal amount of the Underlying
                  Securities equal to the aggregate stated amount of the outstanding Class A Certificates between the Classes in accordance with the Allocation Ratio and distribute each Class' portion of the Underlying Securities to such Class' Certificateholders pro rata and divide a pro rata portion of the Related Assets between the Classes in accordance with the Allocation Ratio and distribute each Class' portion of such Related Assets to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and

                       (C) if any Underlying Securities are not distributed
                  pursuant to clause (B), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account; or

                  (iii) fails to make such payment when due, then the Trustee, upon receiving notice of such failure to make payment, shall:

                       (A) divide a principal amount of Underlying Securities
                  equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio between the Classes in accordance with the Allocation Ratio and distribute each Class' portion to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and

                       (B) if any Underlying Securities are not distributed
                  pursuant to clause (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

                  (c) If the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, and no parent guarantor of such Underlying Securities Issuer, if any, includes in its Exchange Act reports condensed consolidating financial statements setting forth financial information for the Underlying Securities Issuer, then the Trustee, upon receiving notice of such event shall (A) divide a


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principal amount of Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio between the Classes in accordance with the Allocation Ratio and distribute each Class' portion to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (B) if any Underlying Securities are not distributed pursuant to clause (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

                  (d) Upon receiving (A) notice of an acceleration of the date of maturity of the Underlying Securities and the Underlying Securities Issuer's partial payment of all amounts when due as described in subsection (ii) of clause (b) above, or (B) notice of the events set forth in clause (c) above, the Trustee shall, 10 days prior to the exercise of any remedy, provide written notice of the termination of the Trust to the Call Holders. Notwithstanding subsection (ii) of clause (b) and clause (c), the Trustee shall not distribute any such partial payment, Underlying Securities or Related Assets to any Certificateholders before the earlier of (i) the expiration of the 10-day notice of termination period, and (ii) receipt by the Trust of notice of all Call Holders' election to exercise their Class A Call Right or Class B Call Right, as applicable. If less than all outstanding Class A Call Rights or Class B Call Rights are exercised, upon receiving such notice of election, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) for purchase by such exercising Call Holders in the case of Class A Certificates the stated amount of Class A Certificates equal to the stated amount of Class A Call Rights being exercised multiplied by the aggregate stated amount of the outstanding Class A Certificates not subject to Delivery Certificates divided by the aggregate stated amount of the outstanding Class A Call Rights or, in the case of Class B Certificates, the aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of Class B Call Rights being exercised multiplied by the aggregate notional principal amount of the outstanding Class B Certificates not subject to Delivery Certificates divided by the aggregate notional principal amount of the outstanding Class B Call Rights. The Certificateholders of the Trust Certificates to be purchased shall not be entitled to any right other than the right to receive payment of an amount equal to the applicable Call Price on the date the applicable Call Rights are exercised, and such Trust Certificates shall be deemed to have been automatically surrendered by the Certificateholders to the Trust for further transfer to the exercising Call Holders. The share of the payment, Underlying Securities and Related Assets to be distributed with respect to such called Trust Certificates shall be distributed to the exercising Call Holders. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (a) above, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

                  "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term


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instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Escrow Agent": As will be set forth in the Escrow Agreement.

                  "Escrow Agreement": The escrow agreement to be entered into on the Exercise Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to Section 14(b)(iii)(2) hereof.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Trust Agreement. For a summary of certain events of default in the Underlying Securities Trust Agreement, please refer to the Prospectus Supplement. For greater certainty, a deferral of payment of any interest on the Underlying Security as in accordance with the terms of the Underlying Securities Trust Agreement is not a default in the payment of any interest on any Underlying Security after the same becomes due and payable for the purposes of clause (i) above.

                  "Exercise Date": any date on which a Call Holder notifies the Trustee of its intention to exercise its Call Right in accordance with the provision of Section 15(b)(iii), any date a Call Holder is deemed to have exercised its Call Right pursuant to Section 2.02(i)(iv) of the Warrant Agreement, or any date following the acceleration of the maturity of the Underlying Securities and payment in full of all amounts when due by the Underlying Securities Issuer.

                  "Final Scheduled Distribution Date": February 15, 2034 (or if such date is not a Business Day, the next succeeding Business Day).

                  "Fixed Pass-Through Rate": With respect to the Class A Certificates, 6% per annum and with respect to the Class B Certificates, 0.345% per annum.

                  "Optional Exchange Date": Any Distribution Date or such date as is designated pursuant to Section 7(b) hereof.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum.

                  "Pass-Through Rate": For each Class of Certificates, the associated Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses": Zero (0).


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                  "Prospectus Supplements": The Prospectus Supplement dated
March 10, 2006 relating to the Class A Certificates and the Prospectus Supplement dated March [o], 2006 relating to the Class B Certificates.

                  "Rating Agency": Moody's and S&P

                  "Record Date": The Business Day immediately preceding each Distribution Date.

                  "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  "Series":  PPLUS Trust Series GSC-4.

                  "Underlying Securities": The $27,000,000 aggregate principal amount of 6.345% Capital Securities due 2034 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

                  "Underlying Securities Trust Agreement": As set forth in
Schedule I.

                  "Underlying Securities Issuer": Goldman Sachs Capital I, a Delaware statutory trust.

                  "Underlying Securities Prospectus Supplement": The prospectus supplement dated February 6, 2004 filed with the Securities and Exchange Commission by the Underlying Securities Issuer with respect to the Underlying Securities.

                  "Warrant Agreement": The Warrant Agreement, dated as of March 17, 2006, by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"

                  "Advance"


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                  "Calculation Agent"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Notional Amount"

                  "Reserve Account"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates (a) The Trust created hereby shall be known as the "PPLUS Trust Series GSC-4". The Class A Certificates and Class B Certificates evidencing certain undivided ownership interests therein shall be known as the "PPLUS Class A 6% Callable Trust Certificates Series GSC-4" and the "PPLUS Class B 0.345% Callable Trust Certificates Series GSC-4," respectively.

                  (b) The Class A Certificates and Class B Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibits B and C, respectively. The Class A Certificates shall be issued in authorized denominations of $25 and integral multiples thereof and the Class B Certificates shall be issued with a notional principal amount of $25 and integral multiples thereof. Except as provided in the Standard


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Terms, the Trust shall not issue additional Certificates or incur any indebtedness. Notwithstanding anything to the contrary in the Trust Agreement, the Depositor may not increase the amount of the Underlying Securities in the Trust and the Trust may not issue a corresponding amount of additional Certificates.

                  (c) The Class A Certificates will be entitled to receive (i) on each Distribution Date, commencing on August 15, 2006 and ending on the Final Scheduled Distribution Date, or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, distributions at a rate of 6% per annum on the stated amount of the Class A Certificates and (ii) on the Final Scheduled Distribution Date, a distribution of the aggregate principal amount of the Underlying Securities.

                  (d) On each Distribution Date, the Class B Certificates will be entitled to receive a distribution of 0.345% per annum multiplied by the notional principal amount of the Class B Certificates (the "Class B Payments").

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Class A Certificates and/or the notional principal amount of the Class B Certificates, unless otherwise indicated.

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I
             hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard
             Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

                  Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply the funds in the Certificate Account, solely to the extent of Available Funds in the Certificate Account, as follows:

                  (i) first, to the Trustee, reimbursement for any approved
             Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, pro rata to the holders of the Class A
             Certificates and Class B Certificates, distributions accrued during the related Collection Period at the rate of 6% per annum on the stated amount of the Class A Certificates to holders of the Class A Certificates on such Distribution Date and 0.345% per annum multiplied by the notional principal amount of Class B Certificates to holders of the Class B Certificates on such Distribution Date, commencing on August 15, 2006 and ending on the Final Scheduled Distribution Date;

                  (iii) third, divided between the Classes in accordance with the proportionate interest of each Class in any delayed interest payments on the Underlying Securities (i.e., 6/6.625 to the Class A Certificateholders and 0.345/6.625 to the Class B Certificateholders) and each Class' portion distributed to the holders of each Class pro


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             rata, if available, any additional payments paid by the
             Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any interest payment on the Underlying Securities;

                  (iv) fourth, pro rata to the Class A Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;

                  (v) fifth, to the extent there remain Available Funds in the
             Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

                  (vi) sixth, to the extent there remain Available Funds in
             the Certificate Account, to Merrill Lynch Capital Services, Inc. and if no Available Funds remain in the Certificate Account then no distribution will be made pursuant to this Section 5(a)(vi).

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch & Co. nor any of its Affiliates will have any claim against the Trust pursuant to Section 5(a)(vi) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the Certificate Account on such Distribution Date.

                  (b) On an Optional Exchange Date, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 7 hereof, as the case may be, Underlying Securities in accordance with Section 7 hereof.

                  Section 6. Trustee's Fees; Escrow Agent's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section
7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  (c) In the event that one or more Call Holders is required to deposit the applicable Call Price with the Escrow Agent on the Exercise Date pursuant to Section 14(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

                  Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other (i) Person or (ii) group of Affiliated Persons (in each case other than the Depositor) holding Class A Certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B Certificates, all acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights held by it, (provided that, in the case of a group of Affiliated Persons, no single Affiliated Person holds Class A Certificates with an aggregate stated amount of less than $500,000 and Class B Certificates with a notional principal amount of less than $500,000 acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights, as applicable, held by
it) may notify the Trustee, not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

                  (i) such Person intends or Affiliated Persons intend to
             tender an Authorized Denomination of Class A Certificates and an equal number of Class B Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code;

                  (iv) in the case of an exchange of less than all outstanding
             Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Class A Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 7;

                  (v) such exchange will not be made with respect to
             Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

                  (vi) in the case of an exchange by a person other than
             Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates acquired by such Person or Affiliated Persons pursuant to the exercise of the applicable Call Rights held by it or them.

Upon tender of such Class A Certificates and Class B Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of

Class A Certificates being tendered divided by the aggregate stated amount of Class A Certificates then outstanding, and in the case of an exchange by Merrill Lynch & Co. or any of its Affiliates, where such Person or Affiliated Person holds unexercised Class A Call Rights respecting the exchanged Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B Certificates, such unexercised Class A Call Rights and Class B Call Rights held by such Person or Affiliated Person shall be cancelled. Any Call Holder that has properly provided notice of exercise to the Warrant Agent and has deposited the Call Price with the Escrow Agent may concurrently designate an Optional Exchange Date, and such Optional Exchange Date shall be specified in the notice of exercise, provided, however, that such Optional Exchange Date shall not occur prior to the applicable Call Date.

                  (b) When a tender offer for the Underlying Securities is pending, Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other Person or Affiliated Persons (other than the Depositor, or an Affiliate of the Person making such tender offer) holding Class A Certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B Certificates, all acquired pursuant to the exercise of the applicable Call Rights held by it (provided that, in the case of a group of Affiliated Persons, no single Affiliated Person holds Class A Certificates with an aggregate stated amount of less than $500,000 and Class B Certificates with a notional principal amount of less than $500,000 acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights, as applicable, held by it), may notify the Trustee, not less than 5 days but not more than 60 days prior to any such Optional Exchange Date as they may designate, that:

                  (i) such Person intends or such Affiliated Persons intend to tender an Authorized Denomination of Class A Certificates with an aggregate stated amount of $5 million or more and a corresponding number of Class B Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code,

                  (iv) in the case of an exchange of less than all outstanding
             Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 7;

                  (v) such exchange will not be made with respect to
             Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

                  (vi) in the case of an exchange by a person other than
             Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates acquired by such Person or Affiliated Persons pursuant to the exercise of Call Rights held by it or them.

Upon tender of such Class A Certificates and Class B Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Class A Certificates being tendered divided by the aggregate stated amount of Class A Certificates then outstanding, and in the case of an exchange by Merrill Lynch & Co. or any of its Affiliates, where such Person or Affiliated Person holds unexercised Class A Call Rights respecting the exchanged Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B Certificates, such unexercised Class A Call Rights and Class B Call Rights held by such Person or Affiliated Person shall be cancelled.

                  (c) The requirements set forth in paragraphs (a)(ii), (a)(v) and (a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

                  (d) Any costs associated with the exercise of the rights granted under paragraphs (a) and (b) of this Section 7 will be borne by the Person or Affiliated Persons exercising such rights and not by the Trust.

                  (e) In no event can an Optional Exchange be made unless an equal number of Class A and Class B Certificates are tendered for exchange by each Holder exercising this Optional Exchange right.

                  Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders; provided, however, that the Trustee shall give notice of an Event of Default to the extent required under "Distribution Election."

                  Section 9. Assessment of Compliance by Trustee; Annual Independent Certified Public Accountant's Report.. (a) On or prior to March 15 of each year, commencing with the year following the year of issuance of the Certificates, the Trustee will be required to deliver to the Depositor an Assessment of Compliance (or other such form that may be reasonably requested by the Depositor from the Trustee to conform to the requirements of Regulation AB the Securities Act of 1933) that contains the following:

                  (i) a statement of the Trustee's responsibility for
             assessing compliance with the servicing criteria applicable to it under the Trust Agreement;

                  (ii) a statement that the Trustee used the criteria in Item
             1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the Trust Agreement;

                  (iii) the Trustee's assessment of compliance with the
             applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the Trustee; and

                  (iv) a statement that a registered public accounting firm
             has issued an attestation report on the Trustee's assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

                  (b) The Trustee shall cause a firm of independent certified public accountants to deliver to the Depositor on or before March 15 a report that attests to, and reports on, the Trustee's assessment delivered pursuant to
Section 9(b), which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act.

                  (c) On or before March 15 of each calendar year, commencing in 2007, the Trustee shall deliver to the Depositor a statement of compliance addressed to the Depositor and signed by an authorized officer of the Trustee, to the effect that (i) a review of the Trustee's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Trust Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trust Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

                  Section 10. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 13(b) with respect to all such Certificates.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A Certificateholders and Class B Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Class A Certificates and the aggregate notional principal amount of the Class B Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and Call Rights, or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

                  (g) Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

                  (h) If the Trustee resigns or is removed as Trustee in accordance with Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide the Rating Agencies with written notice.

                  (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit D.

                  (j) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

                  Section 11. Notices. (a) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY 10080
                  Attention:  Stephan Kuppenheimer
                  Telephone:  (212) 449-5755
                  Facsimile:  (212) 449-6347

                  If to the Trustee, to:

                  The Bank of New York
                  Corporate Trust Dealing & Trading Group
                  101 Barclay Street, Floor 8E
                  New York, NY 10286
                  Attention:  PPLUS Trust Series GSC-4
                  Telephone:  (212) 815-2915
                  Facsimile:  (212) 815-2380

                  If to the Securities Intermediary, to:

                  The Bank of New York
                  Corporate Trust Dealing & Trading Group
                  101 Barclay Street, Floor 8E
                  New York, NY 10286
                  Attention:  PPLUS Trust Series GSC-4
                  Telephone:  (212) 815-2915
                  Facsimile:  (212) 815-2380

                  If to the Warrant Agent, to

                  The Bank of New York
                  Corporate Trust Dealing & Trading Group
                  101 Barclay Street, Floor 8E
                  New York, NY 10286
                  Attention:  PPLUS Trust Series GSC-4
                  Telephone:  (212) 815-2915
                  Facsimile:  (212) 815-2380

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention:  CBO/CLO Monitoring Department
                  Telephone:  (212) 553-1494
                  Facsimile:  (212) 553-0355

                  and to:

                  Standard & Poor's
                  55 Water Street, 40th Floor
                  New York, NY 10041
                  Attention:  Structured Finance Surveillance Group
                  Telephone:  (212) 438-2482
                  Facsimile:  (212) 438-2664

                  (b) Copies of any tender offer materials and all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will be given to the Warrant Agent by facsimile transmission and by mail.

                  Section 12. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the laws of the State of New York.

                  Section 13. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 14. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on the Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with the Distribution Election, (iii) the exchange of all outstanding Certificates for Underlying Securities pursuant to one or more Optional Exchanges, (iv) the Final Scheduled Distribution Date and (v) the holders of all, but not less than all, of the Certificates exercising their election in Section 13(b) below.

                  (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (i) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended and (ii) if and for so long as the call warrants remain outstanding, all of the Call Holders have consented to such termination.

                  (c) To the extent that the provisions of this Section 14 conflict with Section 10.01 of the Standard Terms, the latter shall control.

                  Section 15. Sale or Unscheduled Payment of Underlying Securities; Call Right. (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of each Class, pursuant to Section 6(b) hereof, the Trustee may, upon prior written notice to the Rating Agencies, elect to sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) As a holder of the Underlying Securities, the Trust may receive redemption proceeds (the "Redemption Amount") upon the redemption of the Underlying Securities, in whole or in part, by the Underlying Securities Issuer pursuant to the Underlying Securities Trust Agreement and the Underlying Securities Prospectus Supplement (provided that, as described in the Prospectus Supplement, no partial redemption of the Underlying Securities may take place during a period when distributions are deferred). (i) Upon the redemption of the Underlying Securities in whole, but not in part, (A) on February 15, 2034 or (B) at the option of the Underlying Securities Issuer, upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Trust Agreement, the Redemption Amount will be distributed pro rata to the holders of the Underlying Securities, including the Trust. Upon receiving such Redemption Amount, the Trust shall distribute the Redemption Amount first, pro rata to the Class A Certificateholders until each shall have received the stated amount of each Class A Certificate it holds plus accrued and unpaid distributions on the Class A Certificates to the Redemption Date; second, pro rata to the Class B Certificateholders until each shall have received the sum of the present values (discounted at the rate of 6.00% per annum) of the Class B Payments on or after the Redemption Date (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034 with no such redemption or acceleration); and third, any remaining Redemption Amount will be divided between the Classes of trust certificates in accordance with a percentage equal to 6.00/6.345 of such amount to the Class A Certificateholders and 0.345/6.345 of such amount to the Class B Certificateholders, and within each class the Redemption Amount will be distributed pro rata to the Certificateholders of the Class A or Class B Certificates entitled to such Redemption Amount upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day. (ii) Upon any redemption of the Underlying Securities in part at the option of the Underlying Securities Issuer upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Trust Agreement, the Redemption Amount will be distributed pro rata to the holders of the Underlying Securities, including the Trust. Upon any such redemption in part, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of Class A Certificates and an equal notional principal amount of Class B Certificates equal to the aggregate amount of each Class of Certificates then outstanding multiplied by the aggregate principal amount of Underlying Securities subject to redemption and then held by the Trust divided by the aggregate principal amount of Underlying Securities then held by the Trust; provided that the amount of each Class of Trust Certificates being selected by lot may be reduced by the aggregate stated amount of Class A Certificates or notional principal amount of Class B Certificates, as applicable, called pursuant to the exercise of Call Rights prior to such redemption in accordance with the terms of the Warrant Agreement. Upon receiving such Redemption Amount, the Trust shall distribute the Redemption Amount, first, pro rata to the Class A Certificateholders selected by lot pursuant to this subsection until each shall have received the stated amount of each Class A Certificate it holds plus accrued and unpaid distributions on the Class A Certificates to the Redemption Date; second, pro rata to the Class B Certificateholders selected by lot pursuant to this subsection until each shall have received the sum of the present values (discounted at the rate of 6.00% per annum) of the Class B Payments on or after the Redemption Date (assuming for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034 with no such redemption or acceleration); and third, any remaining Redemption Amount will be divided between the Classes of trust certificates in accordance with a percentage equal to 6.00/6.345 of such amount to the Class A Certificateholders and 0.345/6.345 of such amount to the Class B Certificateholders, and within each class the Redemption Amount will be distributed pro rata to the Certificateholders of the Class A or Class B Certificates. Such Redemption Amount will be distributed to the Class A and Class B

Certificateholders entitled to such Redemption Amount upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 pm local time at the office of the Trustee and otherwise on the next Business Day. Upon distribution of the Redemption Amount by the Trustee, the Trust Certificates called pursuant to the exercise of Call Rights and the Trust Certificates selected by lot pursuant to this subsection (ii) shall be deemed to have been surrendered for cancellation by the Trust, and the aggregate stated amount of the outstanding Class A Certificates and the aggregate notional principal amount of the outstanding Class B Certificates shall be reduced by the aggregate stated amount of such Class A Certificates and the aggregate notional principal amount of such Class B Certificates, as applicable; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender. Payment of the Redemption Amount with respect to the Certificates will be made to the Call Holder exercising the Call Rights.

                  (c) The Call Terms are as follows:

                  (i) The initial holders of the Call Rights are as named in the Call Warrants and such holders may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

                  (ii) A Call Holder that has met the exercise requirements
             set forth in paragraph (c)(iii) of this Section 15 may, on the Call Date, exercise its option to purchase, in whole or in part, a principal or notional amount of Class A or Class B Certificates, as applicable, proportionate to such Call Holder's exercised Call Warrants, in Authorized Denominations of the Class A or Class B Certificates at the Class A Call Price or Class B Call Price, as applicable;

                  (iii) In order to exercise its Call Right on a Call Date, a
             Call Holder must, not less than 30 days (or not less than three days in the case of an announcement of any redemption of the Underlying Securities or other unscheduled payment of the Underlying Securities or after receipt of notice of termination of the Trust or not less than five Business Days prior to the expiration of a tender offer for the Underlying Securities) but not more than 60 days prior to such Call Date:

                       (1) notify the Trustee in writing of its intention to
                  exercise such Call Right (which notice is irrevocable, subject to Section 2.02(i)(v) of the Warrant Agreement) and whether such exercise is in connection with a tender offer for the Underlying Securities. In the event that such notice is provided in connection with a tender offer for the Underlying Securities, if the exercising Holder did not receive from the Warrant Agent notice of a Tender Offer, then such Holder shall also provide the Warrant Agent with any information the Holder may have from a third-party source indicating that such Tender Offer is pending.

                       (2) deposit the applicable Call Price with the Escrow
                  Agent (the "Escrow Deposit") to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit E (to be entered into immediately preceding delivery of the applicable Call Price by such Call Holder to the Escrow Agent) until such Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 15 or returned to the exercising Holders pursuant to subsection (i) of Section
                  2.02 of the Warrant Agreement; provided, that if (a) all of the outstanding Trust Certificates of a given Class are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds Class A Certificates or Class B Certificates that are subject to Call Rights, the Call Holder may deposit such Class A Certificates or Class B Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto, and (b) if less than all of the outstanding Class B Trust Certificates are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds Class B Certificates that are subject to Call Rights, the Call Holder may deposit such Class B Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto.

                       (3) provide the Trustee with any other documents
                  customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder's credit support provider, if applicable, by Moody's and S&P is in one of the investment grade categories of Moody's and S&P, respectively, on such date.

The provisions of this Section 15(c)(iii)(1) through (3) shall not apply if Warrants are being exercised upon an acceleration of the maturity of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration.

                  (d) In connection with any exercise of the Call Rights to purchase Class A Certificates, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of the outstanding Class A Certificates to be surrendered by the Class A Certificateholders thereof to the Trustee upon any such exercise (other than Class A Trust Certificates held by any Person to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such Class A Certificates to the exercising Call Holder and the proceeds of the Class A Call Price shall be distributed pro rata among such Class A Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement. In connection with any exercise of the Call Rights to purchase Class B Certificates, if the amount to be purchased exceeds the amount of Trust Certificates of such Class held by the Call Holder and deposited with the Escrow Agent, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) an aggregate notional principal amount of the outstanding Class B Certificates to be surrendered by the Class B Certificateholders thereof to the Trustee upon any such exercise (other than Class B Trust Certificates held by any Persons to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such Class B Certificates to the exercising Call Holder and the proceeds of the Class B Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the

Warrant Agreement. Upon distribution of the applicable Call Price, the Trust Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered and such Trust Certificates shall be transferred to the Call Holder; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

                  (e) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of the applicable Call Rights by the Call Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the Call Holder's exercise of Call Rights and deposit of the applicable Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

                  (f) Upon receipt of a notice of a tender offer for the Underlying Securities, the Trustee shall deliver notice of the tender offer to the Warrant Agent and holders of Delivery Certificates (as defined in Section 2.02(d) of the Warrant Agreement) within two Business Days after receipt of notice from the Tender Offeror (as defined in the Warrant Agreement). Within two Business Days of the expiration of the period for validly delivering tender offer exercise notices pursuant to Section 2.02(i)(i) of the Warrant Agreement, the Trustee shall, after giving effect to the exercise of Call Rights with respect to Trust Certificates already held by the Call Holder, as set forth in the Warrant Agreement, (A) select by lot (or by such other reasonable procedure as may be established by the Trustee), in the case of Class A Certificates, a stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate principal amount of Class A Call Rights being exercised divided by the aggregate principal amount of the outstanding Class A Call Rights and, in the case of Class B Certificates an aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of Class B Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate notional principal amount of Class B Call Rights being exercised divided by the aggregate notional principal amount of the outstanding Class B Call Rights and (B) notify the Certificateholders of the selected Certificates that, subject to Section 2.02(i) of the Warrant Agreement, such Certificates will be purchased on the Call Date. Upon the Trustee's receipt of the tender offer proceeds, the applicable Call Price will be distributed pursuant to Section 2.02(e) and Section 2.02(i)(vi) of the Warrant Agreement pro rata to the Certificateholders whose Certificates have been purchased and the tender offer proceeds will be distributed by the Trustee pro rata to the exercising Call Holders pursuant to Section 2.02(i) of the Warrant Agreement. Upon distribution of the applicable Call Price and tender offer proceeds, the Trust Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered for cancellation by the Trustee and the aggregate stated amount of the outstanding Trust Certificates shall be reduced by the aggregate stated amount of such Trust Certificates; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

                  Section 16. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the

Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 11.01(a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 16.

                  Section 17. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Trust Agreement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required after weighing the votes of the Class A Certificateholders and the Class B Certificateholders in accordance with the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders and 100% of the Call Holders, or (iii) except as provided in the following paragraph, that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Trust Agreement and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' or Call Holders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

                  If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and the Rating Agencies of such offer promptly. Subject to Sections 7(b) and 14 in connection with a tender offer and the exercise of Call Rights or Optional Exchange rights, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

                  If an event of default under the Underlying Securities Trust Agreement occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  Section 18. Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

                  Section 19. Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

                  Section 20. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard Terms is hereby deleted and replaced with the following:

                  "Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the PPLUS Trust Series GSC-4, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust."

                  Section 21. Amendments to Standard Terms. Solely with respect to the Trust and the Series and for no other purpose, the Standard Terms are hereby amended as follows:

                  (a) Clause (iii) of Subsection (c) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

                  "at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and"

                  (b) Subsection (e) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

                  "Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and, if applicable, Call Rights, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or, if applicable, Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed."

                  (c) Clause (v) of Subsection (b) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "that Holders of Certificates receiving notice of Call Rights being exercised with respect to the Certificates held by them shall not be entitled to any interest on the Certificates for any period on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Warrant Agent; and"

                  (d) The first sentence of subsection (d) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "Once such notice is mailed to a Holder, such Holder shall not be entitled to any right as a Holder other than the right to receive payment of the Call Price on the Call Date and the Certificates subject to the Call Right shall be deemed to have been automatically surrendered to the Trust for further transfer to the holder exercising its Call Right."

                  (e) Subsection (e) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "Subject to Section 2.02(a)(i) of the Warrant Agreement, at or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Escrow Agent by wire transfer in same-day funds money sufficient to pay the Call Price of the Certificates to be purchased on that date."

                  (f) Subsection (f) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "This subsection has been intentionally left blank."

                  (g) Subsection (g) of Section 4.08 shall be deleted and replaced with the following:

                  "Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the portion of such surrendered Certificate not purchased."

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                               Merrill Lynch Depositor, Inc.,
                                               as Depositor


                                               By:
                                                  ------------------------------
                                                  Name:  Stephan Kuppenheimer
                                                  Title: President





                                               The Bank of New York,
                                               not in its individual capacity
                                               but as Trustee


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Authorized Signatory





                                               The Bank of New York,
                                               as Securities Intermediary


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Authorized Signatory





                       [SERIES SUPPLEMENT SIGNATURE PAGE]

SCHEDULE I

                     PPLUS TRUST CERTIFICATES, SERIES GSC-4
                         UNDERLYING SECURITIES SCHEDULE


Underlying Securities:                              $27,000,000 6.345% Capital Securities due February 15, 2034 of
                                                    the Underlying Securities Issuer, fully and unconditionally guaranteed by the Underlying Securities Guarantor.

Underlying Securities Issuer:                       Goldman Sachs Capital I, a Delaware statutory trust.

Underlying Securities Guarantor:                    Goldman Sachs Group, Inc., a Delaware corporation, which has fully and unconditionally guaranteed the Underlying Securities
                                                    Issuer's obligation on the Underlying Securities to the extent set forth in the Prospectus Supplement relating to the
                                                    Underlying Securities.

Underlying Securities Trust Agreement:              Amended and Restated Trust Agreement dated as of January 21,
                                                    2004, among the Underlying Securities Guarantor, the Underlying
                                                    Securities Issuer and the Underlying Securities Trustee.

Underlying Securities Trustee:                      The Bank of New York

Underlying Securities                               38143VAA7
CUSIP Number:

Underlying Securities                               February 20, 2004
Original Issue Date:

Underlying Securities                               $2,750,000,000 6.345% Capital Securities due 2034 (principal
Original Amount Issued:                             amount $1,000 per security)

Underlying Securities                               333-112367-04
Commission Filing Number:

Underlying Securities                               None
Maturity Date:

Underlying Securities                               February 15, 2034
Principal Payment Date:

Underlying Securities                               February 15 and August 15, or if any such date is not a
Interest Payment Dates:                             business day, then the next succeeding business day to the persons in whose names the Underlying Securities are registered one business day prior to the



                                                    relevant interest payment date, subject to certain exceptions.

Underlying Securities                               6.345% per annum.
Interest Rate:

Underlying Securities                               February 15 and August 15.
Record Dates:

Underlying Securities                               The Underlying Securities Guarantor will have the option to
Redemption:                                         redeem the Underlying Securities, (i) as a whole or in part, at its option at any time and from time to time, provided that no partial redemption may occur when distributions are deferred, or
                                                    (ii) as a whole but not in part, at any time and from time upon the occurrence of (a) changes in U.S. income tax laws or
                                                    regulations that could have adverse tax consequences for the
                                                    Underlying Securities Issuer, or (b) changes in laws or
                                                    regulations that pose more than an insubstantial risk that the
                                                    Underlying Securities Issuer will be required to register as an
                                                    "investment company" under the Investment Company Act of 1940, in each case, at a redemption price equal to the total
                                                    liquidation amount of the Underlying Securities being redeemed, plus accumulated but unpaid distributions up to and including the redemption date; and the related amount of the Make-Whole
                                                    Amount (as defined in the Underlying Securities Trust
                                                    Agreement), if any, in excess of the total liquidation amount of the Underlying Securities being redeemed, paid by the Underlying
                                                    Securities Guarantor on the concurrent redemption of the
                                                    underlying junior subordinated debentures.

Underlying Securities                               None.
Collateral:

Underlying Securities                               None.
Amortization:

Underlying Securities                               Semi-annual.
Accrual Periods:

Underlying Securities                               The Underlying Securities are denominated and payable in U.S.
Authorized Denomination                             dollars and are available in minimum denominations of $1,000
and Specified Currency:                             and integral multiples thereof.



Underlying Securities                               "A1" by Moody's and "A-" by S&P.
Rating as of Closing:

Underlying Securities Form:                         Book-entry security with DTC.


EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

EXHIBIT B

                           Form of Class A Certificate

                              (begins on next page)

EXHIBIT C


                           Form of Class B Certificate

                              (begins on next page)

EXHIBIT D


                             Market Agent Agreement

                              (begins on next page)

EXHIBIT E

                            Form of Escrow Agreement

                              (begins on next page)